UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934  (Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVERTEC, Inc.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

This Amendment No. 1 amends Schedule 14A on Form DEFA 14A filed by EVERTEC, Inc. (“we” or the “Company”) with the Securities and Exchange Commission on April 8, 2020 to provide an update to the delivery of proxy materials relating to the Company’s 2020 Annual Meeting of Stockholders scheduled to take place on May 28, 2020 (the “Annual Meeting”).

Amendment-Update to the Delivery of Notice of Internet Availability of Proxy Materials

We have been informed by our service provider that due to COVID-19 related difficulties a delay has occurred in the mailing of a portion of the Notices of Internet Availability of Proxy Materials for the Annual Meeting. We are working diligently with our service provider to facilitate prompt delivery. In the meantime, stockholders may access the Company’s 2020 Proxy Statement on the Company’s website at https://ir.evertecinc.com/events-and-presentations/annual-meeting/.